UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 6/4/2026

Gaming and Leisure Properties, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2026, at the 2026 Annual Meeting of Shareholders (the "Annual Meeting") of Gaming and Leisure Properties, Inc. (the "Company"), the Company's director nominees were re-elected and all other proposed measures passed. The final voting results for each of the candidates and other matters submitted to a vote of shareholders at the Annual Meeting are as follows:

a)The election of eight directors, each to serve for a one-year term until the 2027 annual meeting of shareholders:

Name of Nominee	Votes For	Against	Abstentions	Broker Non-Votes
Peter M. Carlino	242,375,045	10,677,107	154,370	12,175,126
Michael C. Borofsky	247,503,379	5,553,642	149,501	12,175,126
Debra Martin Chase	247,861,715	5,023,934	320,873	12,175,126
Carol “Lili” Lynton	252,799,247	260,295	146,980	12,175,126
Joseph W. Marshall, III	245,489,429	7,560,488	156,605	12,175,126
James B. Perry	242,060,481	10,995,828	150,213	12,175,126
Earl C. Shanks	250,542,396	2,514,337	149,789	12,175,126
E. Scott Urdang	230,047,611	22,162,839	996,072	12,175,126

b)    The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year:

Votes For:	263,580,276
Votes Against:	1,490,779
Abstentions:	310,593
Broker Non-Votes:	Not Applicable

c)    The non-binding advisory vote to approve the Company’s executive compensation:

Votes For:	237,433,167
Votes Against:	15,518,602
Abstentions:	254,753
Broker Non-Votes:	12,175,126

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2026	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Brandon J. Moore
	Name:	Brandon J. Moore
	Title:	President, Chief Operating Officer & Secretary

3